Exhibit 1.1

FORM OF

AMENDED AND RESTATED

SALES AGENCY FINANCING AGREEMENT

This Amended and Restated Sales Agency Financing Agreement (this “Agreement”), is dated as of January 17, 2023, by and among AvalonBay Communities, Inc., a Maryland corporation (the “Company”), and [_________], a registered broker-dealer (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares hereunder, “Sales Agent,” and, to the extent applicable, [________] (in its capacity as agent for the Forward Purchaser (as defined below) in connection with the offering and sale of any Forward Hedge Shares hereunder, the “Forward Seller,” and [________] to the extent applicable, in its capacity as purchaser under any Forward Confirmation, “Forward Purchaser”).

[This Agreement amends and restates in its entirety the Sales Agency Financing Agreement, dated May 6, 2019, [by and among the Company and Sales Agent, the Forward Seller and Forward Purchaser] [by and between the Company and Sales Agent] (the “Original Agreement,” and, together with the twelve other Sales Agency Financing Agreements entered into between the Company and each of [J.P. Morgan Securities LLC, Barclays Capital Inc., BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC] (and, in certain cases, their respective affiliates), the “Original Agreements”).]

[This Agreement is made in connection with the amendment and restatement of the Sales Agency Financing Agreements, dated May 6, 2019, entered into between the Company and each of J.P. Morgan Securities LLC, Barclays Capital Inc., BofA Securities, Inc., BTIG, LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (and, in certain cases, their respective affiliates) (the “Original Agreements”).]

THE PARTIES HERETO ENTER INTO THIS AGREEMENT ON THE BASIS OF THE FOLLOWING FACTS, UNDERSTANDINGS AND INTENTIONS:

A. The Company has authorized and proposes to issue and sell, in the manner contemplated by this Agreement, Shares (as defined herein) with an aggregate Sales Price of up to $1,000,000,000 (the “Program”) upon the terms and subject to the conditions contained herein.

B. Sales Agent has been appointed by the Company as its agent to sell the Issuance Shares and agrees to use commercially reasonable efforts to sell the Issuance Shares offered by the Company upon the terms and subject to the conditions contained herein.

C. The Forward Seller has been appointed by the Company and the Forward Purchaser as its agent to sell the Forward Hedge Shares and agrees with the Company and the Forward Purchaser to use commercially reasonable efforts to sell the Forward Hedge Shares to be borrowed by the Forward Purchaser and offered by the Company upon the terms and subject to the conditions contained herein.

D. The Company has also entered into amended and restated sales agency financing agreements (each, an “Alternative Sales Agency Agreement”), each dated of even date herewith, with each of [_________], [_________], [_________], [__________], [_________], [_________] and [_________] (or its respective agents or affiliates) (each in its capacity as sales agent and, to the extent applicable, forward seller and forward purchaser thereunder, an “Alternative Sales Agent”), for the issuance (in the case of the Issuance Shares) or borrowing (in the case of Forward Hedge Shares) and sale from time to time through the applicable Alternative Sales Agents of Shares on the terms set forth in the applicable Alternative Sales Agency Agreements, including under any Master Forward Confirmation between the Company and an Alternative Sales Agent (or its agent or affiliate acting as forward purchaser under any Master Forward Confirmation). This Agreement, any Master Forward Confirmation and the Alternative Sales Agency Agreements are collectively referred to herein as the “Sales Agency Agreements.” The aggregate number of Shares to be sold pursuant to the Sales Agency Agreements shall not exceed the Maximum Program Amount (as defined herein). For the avoidance of doubt, the aggregate number of Shares sold pursuant to the Original Agreements shall be counted against the Maximum Program Amount, so that the aggregate number of Shares to be sold pursuant to the Sales Agency Agreements and the Original Agreements may not exceed the Maximum Program Amount.

NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

article I
DEFINITIONS

Section 1.01          Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period.

“Actual Sold Issuance Amount” means, for any Issuance Selling Period for any Issuance, the number of Issuance Shares that Sales Agent has sold during such Issuance Selling Period.

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph of this agreement.

“Alternative Sales Agency Agreement” has the meaning set forth in the Recitals.

“Alternative Sales Agent” has the meaning set forth in the Recitals.

“Applicable Time” means the time of sale of any Shares pursuant to this Agreement.

“Bylaws” has the meaning set forth in Section 3.13.

“Capped Number” with respect to any Forward Confirmation has the meaning set forth in such Forward Confirmation.

“Charter” has the meaning set forth in Section 3.13.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Comfort Letter Request Date” has the meaning set forth in Section 4.08.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the earlier to occur of (x) the date on which the Maximum Program Amount shall have been sold pursuant to the Sales Agency Agreements and the Original Agreements or (y) the date this Agreement is terminated pursuant to Article VII.

“Common Stock” shall mean the Company’s common stock, $0.01 par value per share.

“Communities” has the meaning set forth in Section 3.13.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Controlling Persons” has the meaning set forth in Section 6.01.

“DWAC” has the meaning set forth in Section 2.04.

“Enforceability Limitations” has the meaning set forth in Section 3.12.

“Environmental Laws” has the meaning set forth in Section 3.26.

“ERISA” has the meaning set forth in Section 3.33.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FCPA” has the meaning set forth in Section 3.25.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Floor Price” means the minimum price per share set by the Company in the Transaction Notice below which Sales Agent (in the case of an Issuance) or the Forward Seller (in the case of a Forward) shall not sell Issuance Shares or Forward Hedge Shares, as the case may be, during the relevant Selling Period, which may be adjusted by the Company at any time during the Selling Period and which in no event shall be less than $1.00.

“Forward” means the transaction resulting from each occasion on which the Company elects to exercise its right to deliver a Transaction Notice specifying that it relates to a “Forward” and requiring the Forward Seller to use commercially reasonable efforts to sell the Forward Hedge Shares as specified in such Transaction Notice, subject to the terms and conditions of this Agreement. Where the context requires, the term “Forward” as used herein shall include the definition of the same under the Alternative Sales Agency Agreements.

“Forward Confirmation” means, for each Forward, the contract evidencing such Forward between the Company and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward. Where the context requires, the term “Forward Confirmation” as used herein shall include the definition of the same under the Alternative Sales Agency Agreements.

“Forward Date” means any Trading Day during the Commitment Period that a Transaction Notice specifying that it relates to a “Forward” is deemed delivered pursuant to Section 2.03(b) hereof.

“Forward Hedge Amount” means the aggregate Sales Price of the Forward Hedge Shares to be sold by the Forward Seller with respect to any Forward as specified in the Transaction Notice for such Forward.

“Forward Hedge Price” means, for any Forward Confirmation, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Confirmation; and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Confirmation.

“Forward Hedge Selling Commission” means, for any Forward Confirmation, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Confirmation and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Confirmation.

“Forward Hedge Selling Commission Rate” means, for any Forward Confirmation, a rate mutually agreed to between the Company and the Forward Seller, not to exceed 1.50%.

“Forward Hedge Selling Period” means the period of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Transaction Notice specifying that it relates to a “Forward”) following the Trading Day on which such Transaction Notice is delivered or deemed to be delivered pursuant to Section 2.03(b) hereof; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 3 of, the Master Forward Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence.

“Forward Hedge Settlement Date” means one Settlement Cycle immediately following the sale of any Forward Hedge Shares pursuant to this Agreement.

“Forward Hedge Shares” means all Common Stock borrowed by the Forward Purchaser (or its agent or affiliate) and offered and sold by the Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Forward Hedge Shares” as used herein shall include the definition of the same under the Alternative Sales Agency Agreements.

“Forward Purchaser” has the meaning set forth in the introductory paragraph of this Agreement. Where the context requires, the term “Forward Purchaser” as used herein shall include the definition of the same under the Alternative Sales Agency Agreements.

“Forward Seller” has the meaning set forth in the introductory paragraph of this Agreement. Where the context requires, the term “Forward Seller” as used herein shall include the definition of the same under the Alternative Sales Agency Agreements, to the extent applicable.

“General Disclosure Package” has the meaning set forth in Section 3.02.

“Incorporated Documents” has the meaning set forth in Section 3.03.

“Indemnified Party” has the meaning set forth in Section 6.03.

“Indemnifying Party” has the meaning set forth in Section 6.03.

“Intellectual Property” has the meaning set forth in Section 3.30.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Transaction Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and requires Sales Agent to use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell the Issuance Shares as specified in such Transaction Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means the aggregate Sales Price of the Issuance Shares to be sold by Sales Agent with respect to any Issuance as specified in the Transaction Notice for such Issuance.

“Issuance Date” means any Trading Day during the Commitment Period that a Transaction Notice specifying that it relates to an “Issuance” is delivered or deemed delivered pursuant to Section 2.03(b) hereof.

“Issuance Price” means the Sales Price less the Issuance Selling Commission.

“Issuance Selling Commission” means a mutually agreed rate, not to exceed 1.50% of the Sales Price of Issuance Shares sold during a Selling Period.

“Issuance Selling Period” means the period of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Transaction Notice specifying that it relates to an “Issuance”) following the Trading Day on which a Transaction Notice specifying that it relates to an “Issuance” is delivered or deemed to be delivered pursuant to Section 2.03(b) hereof, which period may be shortened by the Company pursuant to a Transaction Notice, in its sole discretion, in accordance with and subject to the provisions of Section 2.03(a)(ii).

“Issuance Settlement Date” means, unless the Company and Sales Agent shall otherwise agree, one Settlement Cycle following each Trading Day during the applicable Issuance Selling Period, when the Company shall deliver to Sales Agent the amount of Issuance Shares sold on such Trading Day and Sales Agent shall deliver to the Company the Issuance Price received on such sales.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Issuance Shares” as used herein, shall include the definition of the same under the Alternative Sales Agency Agreements.

“Issuer Free Writing Prospectus” has the meaning set forth in Section 2.05.

“Liens” has the meaning set forth in Section 3.05.

“IT Systems” has the meaning set forth in Section 3.43.

“Master Forward Confirmation” means any Master Confirmation for Issuer Share Forward Sale Transactions, dated as of the date hereof, by and between the Company and the Forward Purchaser, including all provisions incorporated by reference therein.

“Material Adverse Effect” has the meaning set forth in Section 3.04.

“Maximum Program Amount” means Shares with an aggregate Sales Price of $1,000,000,000 (or, if less, the aggregate amount of Shares registered under the Registration Statement).

“Money Laundering Laws” has the meaning set forth in Section 3.34.

“OFAC” has the meaning set forth in Section 3.35.

“Officer’s Certificate Request Date” has the meaning set forth in Section 4.09.

“Opinion Request Date” has the meaning set forth in Section 4.07.

“Original Registration Statement” has the meaning set forth in Section 3.01.

“Permitted Encumbrances” has the meaning set forth in Section 3.20.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Personal Data” has the meaning set forth in Section 3.42.

“Pricing Supplement” has the meaning set forth in Section 3.01.

“Principal Market” means the New York Stock Exchange.

“Prospectus” has the meaning set forth in Section 3.01.

“Prospectus Supplement” has the meaning set forth in Section 5.01(k).

“Registration Statement” has the meaning set forth in Section 3.01.

“Registration Statement Amendment Date” has the meaning set forth in Section 4.07.

“REIT” has the meaning set forth in Section 3.28.

“Remaining Number of Shares” has the meaning set forth in Section 4.09.

“Request Date” means each Comfort Letter Request Date, each Officer’s Certificate Request Date and each Opinion Request Date.

“Rule 102” has the meaning set forth in Section 4.11.

“Sales Agency Agreements” has the meaning set forth in the Recitals.

“Sales Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Share or Issuance Share, as the case may be, sold by Sales Agent or the Forward Seller on the Principal Market hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale. Where the context requires, the term “Sales Price” as used herein shall include the definition of the same under the Alternative Sales Agency Agreements.

“Sanctions” has the meaning set forth in Section 3.35.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Cycle” means two (2) business days.

“Settlement Date” means, unless the Company and Sales Agent shall otherwise agree, any Forward Hedge Settlement Date or any Issuance Settlement Date, as applicable.

“Shares” means Issuance Shares and Forward Hedge Shares, as applicable. Where the context requires, the term “Shares” as used herein shall include the definition of the same under the Alternative Sales Agency Agreements.

“subsidiary” means any corporation, limited liability company, partnership, trust, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners, trustees or similar positions thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other subsidiaries of the Company (or a combination thereof).

“Stand Off Period” has the meaning set forth in Section 4.10.

“Trading Day” means any day which is a trading day on the New York Stock Exchange, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

“Transaction” means any Issuance or any Forward.

“Transaction Acceptance” has the meaning set forth in Section 2.03(a).

“Transaction Date” means any Issuance Date or any Forward Date.

“Transaction Notice” means a written notice to Sales Agent or the Forward Seller delivered in accordance with this Agreement in the form attached hereto as Exhibit A.

article II
ISSUANCES AND FORWARDS

Section 2.01          Transactions.(a) (i) Upon the terms and subject to the conditions of this Agreement, the Company may issue Issuance Shares through Sales Agent, and Sales Agent shall use commercially reasonable efforts, consistent with its normal trading and sales practices to sell Issuance Shares, with an aggregate Sales Price of up to the Maximum Program Amount, less the aggregate Sales Price for any Forward Hedge Shares previously sold under the Sales Agency Agreements and the Original Agreements, based on and in accordance with such number of Transaction Notices, each specifying that it relates to an “Issuance,” as the Company in its sole discretion shall choose to deliver during the Commitment Period until the aggregate Sales Price of the Issuance Shares sold under the Sales Agency Agreements and the Original Agreements, plus the aggregate Sales Prices for any Forward Hedge Shares previously sold under the Sales Agency Agreements and the Original Agreements, equals the Maximum Program Amount, or this Agreement is otherwise terminated. Subject to the foregoing and the other terms and conditions of this Agreement, upon the delivery of a Transaction Notice specifying that it relates to an “Issuance,” and unless the sale of the Issuance Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, Sales Agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the amount specified into the Principal Market, and otherwise in accordance with the terms of such Transaction Notice. Sales Agent will use commercially reasonable efforts to provide written confirmation to the Company not later than 5:00 p.m. Eastern Time on the Issuance Date, and will in no event provide such confirmation later than the opening of the Trading Day next following the Trading Day on which it has made sales of Issuance Shares hereunder. Such written confirmation will set forth the portion of the Actual Sold Issuance Amount for such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof. Sales Agent may sell Issuance Shares in the manner described in Section 2.01(b) herein. The Company acknowledges and agrees that (i) there can be no assurance that Sales Agent will be successful in selling Issuance Shares and (ii) Sales Agent will incur no liability or obligation to the Company or any other Person if it does not sell Issuance Shares for any reason other than a failure by Sales Agent to use commercially reasonable efforts, consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 2.01. In acting hereunder, Sales Agent will be acting as agent for the Company and not as principal.

(ii)           In addition, upon the terms and subject to the conditions of this Agreement and the Master Forward Confirmation, the Forward Purchaser may borrow, offer and sell Forward Hedge Shares through the Forward Seller to hedge each Forward, and the Forward Seller shall use commercially reasonable efforts to sell Forward Hedge Shares with an aggregate Sales Price of up to the Maximum Program Amount, less the aggregate Sales Price for any Issuance Shares previously sold under the Sales Agency Agreements and the Original Agreements, based on and in accordance with such number of Transaction Notices, each specifying that it relates to a “Forward,” as the Company in its sole discretion shall choose to deliver during the Commitment Period until the aggregate Sales Price of the Forward Hedge Shares sold under the Sales Agency Agreements and the Original Agreements, plus the aggregate Sales Prices for any Issuance Shares previously sold under the Sales Agency Agreements and the Original Agreements, equals the Maximum Program Amount or this Agreement is otherwise terminated. Subject to the foregoing and the other terms and conditions of this Agreement and the Master Forward Confirmation, upon the delivery of a Transaction Notice specifying that it relates to a “Forward,” and unless the sale of the Forward Hedge Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation (including without limitation as a result of any event described in clause (x) or (y) of the proviso contained in the definition of Forward Hedge Selling Period), the Forward Purchaser will use commercially reasonable efforts to borrow Forward Hedge Shares up to the amount specified and the Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares into the Principal Market, and otherwise in accordance with the terms of such Transaction Notice.

(iii)         The Forward Seller will provide written confirmation to the Company and the Forward Purchaser no later than the opening of the Trading Day next following each Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such Trading Day, the corresponding Sales Price and the Forward Hedge Price payable to the Forward Purchaser in respect thereof. Each of the Company and the Forward Purchaser acknowledges and agrees that: (A) there can be no assurance that the Forward Purchaser will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares; (B) the Forward Seller will incur no liability or obligation to the Company, the Forward Purchasers, or any other Person if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser for any reason other than a failure by the Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 2.01 and (C) the Forward Purchaser will incur no liability or obligation to the Company, the Forward Seller, or any other Person if it does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Section 2.01. In acting hereunder, the Forward Seller will be acting as agent for the Forward Purchaser and not as principal.

(iv)         No later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 5.03), the Forward Purchaser shall execute and deliver to the Company a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days or months set forth opposite the caption “Term” in the Transaction Notice for such Forward, which number of days or months shall in no event be less than one month nor more than two years), the “Initial Forward Price” for such Forward, the “Spread” for such Forward, the “Volume-Weighted Hedge Price” for such Forward, the “Initial Stock Loan Rate” for such Forward, the “Maximum Stock Loan Rate” for such Forward, the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Transaction Notice for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Transaction Notice for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Transaction Notice for such Forward).

(v)           Notwithstanding anything herein to the contrary, the Forward Purchaser’s obligation to use commercially reasonable efforts to borrow all or any portion of the Forward Hedge Shares (and the Forward Seller’s obligation to use commercially reasonable efforts to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 3 of the Master Forward Confirmation.

(b)           Method of Offer and Sale. The Shares may be offered and sold in (1) privately negotiated transactions (if and only if the parties hereto have so agreed in writing), or (2) by any other method or payment permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including sales made directly on the Principal Market or sales made to or through a market maker or through an electronic communications network. Nothing in this Agreement shall be deemed to require any party to agree to the method of offer and sale specified in clause (1) above, and any party may withhold its consent thereto in such party’s sole discretion.

(c)           Transactions. Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(b) hereof during the Commitment Period on which (x) the conditions set forth in Section 5.01 and Section 5.02 hereof have been satisfied and (y) no event described in clause (x) or clause (y) of the proviso contained in the definition of Forward Hedge Selling Period shall have occurred, the Company may exercise an Issuance by the delivery of a Transaction Notice specifying that it relates to an “Issuance,” executed by the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company, to Sales Agent. The number of Issuance Shares that Sales Agent shall use commercially reasonable efforts to sell pursuant to such Issuance shall have an aggregate Sales Price equal to the Issuance Amount. Each Issuance will be settled on the applicable Settlement Date following the Issuance Date.

Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(b) during the Commitment Period on which the conditions set forth in Sections 5.01 and 5.02 have been satisfied, the Company may exercise its right to call for a Forward by the delivery of a Transaction Notice specifying that it relates to a “Forward,” executed by the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company, to the Forward Seller and the Forward Purchaser. The number of Forward Hedge Shares that the Forward Purchaser shall use commercially reasonable efforts to borrow and that the Forward Seller shall use commercially reasonable efforts to sell pursuant to such Forward shall have an aggregate Sales Price equal to the Forward Hedge Amount. Each sale of Forward Hedge Shares will be settled as between the Forward Seller and the Forward Purchaser on each applicable Forward Hedge Settlement Date following the relevant Forward Date.

Section 2.02         Effectiveness. The effectiveness of this Agreement (the “Closing”) shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence. At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) the Company shall deliver to Sales Agent and the Forward Seller a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of the Closing (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement, the Master Forward Confirmation and the consummation of the transactions contemplated hereby and thereby, which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed the Agreement and the Master Forward Confirmation for or on behalf of the Company; (ii) the Company shall deliver to Sales Agent and the Forward Seller a certificate executed by the Chief Executive Officer, the President, any Executive Vice President of the Company or any Senior Vice President of the Company and by the Chief Financial Officer of the Company, signing in such capacity, dated the date of the Closing, confirming that the representations and warranties of the Company contained in this Agreement and the Master Forward Confirmation are true and correct and that the Company has performed all of its obligations hereunder to be performed on or prior to the Closing Date and as to the matters set forth in Section 5.01(a) hereof; (iii) Goodwin Procter LLP, counsel to the Company, shall deliver to Sales Agent, the Alternative Sales Agents and the Forward Seller opinions and a negative assurance letter, dated the date of the Closing and addressed to Sales Agent and the Forward Seller, in form and substance reasonably acceptable to Sales Agent, Forward Seller and Forward Purchaser; (iv) McDermott Will & Emery LLP, counsel to Sales Agent, the Alternative Sales Agents, the Forward Seller and the Forward Purchaser, shall deliver to Sales Agent, the Alternative Sales Agents and the Forward Seller an opinion, dated the date of the Closing and addressed to Sales Agent, the Alternative Sales Agents and the Forward Seller, in form and substance reasonably acceptable to Sales Agent, Forward Seller and Forward Purchaser; (v) Ernst & Young LLP shall deliver to Sales Agent and the Forward Seller a letter, dated the Closing Date, in form and substance reasonably satisfactory to Sales Agent; and (vi) the Company shall pay the expenses set forth in Section 9.02(a)(ii), (iv) and (ix) hereof by wire transfer to the account designated by Sales Agent in writing prior to the Closing.

Section 2.03         Mechanics of Issuances.

(a)           Transaction Notice. On any Trading Day during the Commitment Period, the Company may deliver a Transaction Notice to Sales Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward), subject to the satisfaction of the conditions set forth in Sections 5.01 and 5.02; provided, however, that notwithstanding anything in this Agreement or the Master Forward Confirmation to the contrary, none of the Forward Purchaser, the Sales Agent or the Forward Seller shall have any further obligations with respect to any Transaction Notice if and to the extent the aggregate Sales Price of the Shares sold pursuant thereto, together with the aggregate Sales Price of the Shares previously sold under the Sales Agency Agreements and the Original Agreements, shall exceed the Maximum Program Amount. If the applicable Sales Agent or Forward Seller and Forward Purchaser agrees to the terms of such Transaction Notice, or if the Company and the applicable Sales Agent or Forward Seller and Forward Purchaser mutually agree to modified terms from those set forth in the Transaction Notice, then the applicable Sales Agent or Forward Seller and Forward Purchaser shall promptly deliver to the Company by email a notice (each a “Transaction Acceptance”) confirming the terms as set forth in such Transaction Notice or setting forth the modified terms from those set forth in such Transaction Notice as agreed by the Company and the applicable Agent, as the case may be, whereupon such Transaction Acceptance shall become a binding agreement between the Company and applicable Sales Agent or Forward Seller and Forward Purchaser; provided, however, in no event shall any Agent, Forward Purchaser or Forward Seller have any obligation to agree to a Transaction Notice or amendment thereto. The Company may amend any Transaction Notice at any time and from time to time subject to the consent of the applicable Sales Agent or Forward Seller and Forward Purchaser, and which shall be in compliance with the limitations set forth in this Agreement; provided, however, that (i) in no event shall any change in the Floor Price shall cause any sales of Shares executed pursuant to such Transaction Notice prior to the date of receipt of such amendment to be a breach of the terms hereof; and (ii) no change shall affect or impair the parties respective obligations with respect to Shares sold hereunder prior to the acceptance of such amended Transaction Notice.

(b)           Delivery of Transaction Notice. A Transaction Notice shall be deemed delivered on the Trading Day that it is received by e-mail (and the Company confirms such delivery by e-mail notice) by Sales Agent (in the case of a Transaction Notice specifying that it relates to an “Issuance”) or by the Forward Seller and the Forward Purchaser (in the case of a Transaction Notice specifying that it relates to a “Forward”); provided that the Company may not deliver a Transaction Notice (i) other than on a Trading Day during the Commitment Period or (ii) during an Issuance Selling Period or Forward Hedge Selling Period specified in a previously delivered Transaction Notice; provided further that notwithstanding the foregoing, the Company may deliver a Transaction Notice during an Issuance Selling Period or Forward Hedge Selling Period if (x) the Company (in its sole discretion) has terminated such prior Issuance Selling Period or Forward Hedge Selling Period (and the Company confirms such termination by e-mail notice to the Sales Agent or, to the Forward Seller and Forward Purchaser, as the case may be), or (y) the Sales Agent or Forward Seller has fully sold the Forward Hedge Amount or Issuance Amount (and such Sales Agent or the Forward Seller and Forward Purchaser, as the case may be, confirms such sales by e-mail notice to the Company). No Transaction Notice specifying that it relates to a “Forward” may be delivered if such Transaction Notice, together with all prior Transaction Notices delivered by the Company relating to a “Forward” hereunder and under any other Alternative Sales Agency Agreements, would result in the aggregate Capped Number under all Forward Confirmations entered into or to be entered into between the Company and the Forward Purchaser and any Forward Confirmations entered into between the Company and any other Alternative Sales Agent exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of the Original Agreement.

(c)           Floor Price. Neither Sales Agent nor the Forward Seller shall sell Issuance Shares or Forward Hedge Shares, as the case may be, below the Floor Price during any Selling Period, and, subject to clause (iii) of the proviso to the last sentence of Section 2.03(a), such Floor Price may be adjusted by the Company at any time during any Selling Period upon written notice to Sales Agent or the Forward Seller, as the case may be, and confirmation to the Company by Sales Agent or the Forward Seller, as the case may be.

(d)           Trading Guidelines. The Company consents to Sales Agent trading in the Company’s Common Stock for Sales Agent’s own account and the Forward Seller trading in the Company’s Common Stock for the Forward Purchaser’s own account and, in each case, for the account of its respective clients at the same time as sales of Shares occur pursuant to this Agreement; provided, however, that such consent is expressly limited to trading activity that complies with applicable federal and state laws, rules and regulations.

Section 2.04         Settlements.

(a)           Except as otherwise agreed between the Company and the applicable Sales Agent or Forward Seller and Forward Purchaser, the Sales Agent or Forward Seller’s commission for any Shares sold through the Sales Agent or Forward Purchaser and Forward Seller pursuant to this Agreement shall be the Issuance Selling Commission, which commission shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Subject to the provisions of Article V, on or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting Sales Agent or its designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian System (“DWAC”), or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Issuance Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, Sales Agent will deliver the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Issuance Settlement Date. If the Company defaults in its obligation to deliver Issuance Shares on an Issuance Settlement Date, the Company agrees that it will (i) hold Sales Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (ii) pay to Sales Agent any Issuance Selling Commission to which it would otherwise have been entitled absent such default. The parties acknowledge and agree that, in performing its obligations under this Agreement, Sales Agent may borrow shares of Common Stock from stock lenders, and may use the Issuance Shares to settle or close out such borrowings.

(b)           Subject to the provisions of Article V, on or before each Forward Hedge Settlement Date, the Forward Purchaser shall, or shall cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Forward Seller or its designee’s account at The Depository Trust Company through DWAC, or by such other means of delivery as may be mutually agreed upon by the Forward Seller and the Forward Purchaser and, upon receipt of such Forward Hedge Shares, which in all cases shall be freely tradable and transferable, the Forward Seller shall deliver the related aggregate Forward Hedge Price to the Forward Purchaser in same day funds to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

Section 2.05         Use of Free Writing Prospectus. None of the Company, Sales Agent, the Forward Purchaser or the Forward Seller has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, which consent shall not be unreasonably withheld, any “written communication” which constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering of Shares contemplated by this Agreement (any such free writing prospectus being referred to herein as an “Issuer Free Writing Prospectus”).

Section 2.06         Alternative Sales Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company shall only be effected by or through only one of Sales Agent or the Forward Seller, as the case may be, or the respective Alternative Sales Agents on any single given day, but in no event by more than one, and the Company shall in no event request that Sales Agent or the Forward Seller, as the case may be, and any other Alternative Sales Agent sell Shares on the same day.

Section 2.07         Exemption from Regulation M. If any party believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000 are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the other parties and sales of Common Stock under the Sales Agency Agreements shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of all parties.

Section 2.08         Distributions under Regulation M. Notwithstanding any other provision of this Agreement or the Master Forward Confirmation, in the event the Company engages Sales Agent or the Forward Seller for a sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and Sales Agent or the Forward Seller, as the case may be, will agree to compensation that is customary for Sales Agent or the Forward Seller, as the case may be, with respect to such transactions.

Section 2.09         Material Non-Public Information. Notwithstanding any other provision of this Agreement, Sales Agent and the Forward Seller shall not be obligated to sell, and the Forward Purchaser shall not be obligated to borrow and deliver to the Forward Seller, any Shares hereunder during (a) any period in which it reasonably believes that the Company is, or could be deemed to be, in possession of material non-public information or (b) any period beginning five (5) Trading Days prior to any public announcement or release disclosing the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period and ending on (x) the next business day after the date on which the Company files a Form 10-K or Form 10-Q, as applicable, for the period covered by such earnings announcement or (y) such other date as may be mutually agreed to between the Company and the Sales Agent. Additionally, notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement and, by notice to the Sales Agent or Forward Seller and Forward Purchaser, as applicable, given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, during any period in which the Company is in possession of material non-public information.

article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, Sales Agent, the Forward Seller and the Forward Purchaser, that as of the Closing Date, each Transaction Date, each Settlement Date, each Registration Statement Amendment Date (as defined in Section 4.07), each Request Date and each Applicable Time:

Section 3.01      Registration. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed and quoted on the Principal Market under the trading symbol “AVB,” and the Shares have been listed on the Principal Market prior to delivery of the first Transaction Notice hereunder. The Company (i) meets the requirements for the use of Form S-3 under the Securities Act and the rules and regulations thereunder for the registration of the transactions contemplated by this Agreement and the Master Forward Confirmation and (ii) has been subject to the requirements of Section 12 of the Exchange Act and has timely filed all the material required to be filed pursuant to Section 13 and 14 of the Exchange Act for a period of more than 12 calendar months. The Company has filed with the Commission a registration statement on Form S-3 (File No. 333-253532; the “Original Registration Statement”), to be used in connection with, among other securities, the public offering and sale of Common Stock, including the Shares of the Company. Such registration statement (and any further registration statements that may be filed by the Company for the purpose of continuing the offering of the Shares upon expiration of the effectiveness of the Original Registration Statement after the third anniversary of its original effective date or for the purpose of registering additional Shares to be sold pursuant to this Agreement), and the prospectus constituting a part of such registration statement, together with the Prospectus Supplement (as defined in Section 5.01(k)) and any pricing supplement relating to the Shares (each, a “Pricing Supplement”), including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus is provided to Sales Agent or the Forward Seller by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to Sales Agent or the Forward Seller for such use. Promptly after the execution and delivery of this Agreement, the Company will prepare and file the Prospectus Supplement relating to the Shares pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, as contemplated by Section 5.01(k) of this Agreement. As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

Section 3.02      Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three (3) years prior to the date hereof; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus (and any amendment or supplement thereto) and the applicable Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time, taken together (collectively, and, with respect to any Shares, together with the public offering price of such Shares, the “General Disclosure Package”) as of each Applicable Time and the Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to Sales Agent, the Forward Seller and the Forward Purchaser furnished to the Company in writing by Sales Agent, the Forward Seller or the Forward Purchaser expressly for use in the Registration Statement, the Prospectus and the General Disclosure Package and any amendment or supplement thereto.

Section 3.03      Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package (the “Incorporated Documents”), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or, taken together, omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.04      Organization, Power and Authority of Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland with the power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and otherwise to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company is qualified to do business and in good standing in each jurisdiction in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where any such failure, considering all such cases in the aggregate, would not reasonably be expected to have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

Section 3.05      Organization, Power and Authority and Capitalization of Subsidiaries. As of the date of this Agreement, the Company does not have any “significant subsidiaries” (as defined in Rule 12b-2 under the Exchange Act). Each of the Company’s subsidiaries is an entity duly organized or formed, as the case may be, and, in the case of each such subsidiary that is a corporation, limited partnership or limited liability company, is validly existing and in good standing (to the extent the concept of good standing exists in such jurisdiction) under the laws of its respective jurisdiction of organization or incorporation, except where any such failure, considering all such cases in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each of the Company’s subsidiaries has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and otherwise to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where any such failure, considering all such cases in the aggregate, would not reasonably be expected have a Material Adverse Effect. Each of the Company’s subsidiaries is qualified to do business in good standing (to the extent the concept of good standing exists in such jurisdiction) as a corporation, limited partnership or limited liability company, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where any such failure, considering all such cases in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except for the stock or other interests in the subsidiaries or as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not own, directly or indirectly, or have any direct or indirect ownership interest in any shares of stock or any other equity interests of any corporation, association or other entity where such interest is individually material to the Company. Except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, all of the outstanding shares of capital stock or other equity interests of each subsidiary of the Company that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except for such ownership by others or Liens that are described in the Registration Statement, the General Disclosure Package and the Prospectus or except where such Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.06      Capitalization. The Company’s authorized equity capitalization is as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus. The outstanding securities of the Company have been duly authorized and are validly issued, fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of Liens, except for such ownership by others or Liens that are described in the Registration Statement, the General Disclosure Package and the Prospectus, or except where such Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.07      Financial Statements. Except as otherwise stated therein and except, in the case of interim periods, for the notes thereto and normal year-end adjustment, (i) the consolidated financial statements and the related notes thereto of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, that would apply to financial statements included in a filing under the Exchange Act or Securities Act and present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the results of operations and the changes in cash flows for the periods specified; (ii) such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as otherwise noted therein), and the supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information required to be stated therein; and (iii) the other financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the financial statements presented therein and the accounting records of the Company and presents fairly the information shown thereby. Any interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. Each public accounting firm, that has certified or reported on any financial statements or schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, as applicable, is an independent registered public accounting firm with respect to the Company and its subsidiaries or other appropriate entity, as applicable, within the rules and regulations adopted by the Commission and the Public Accounting Oversight Board as required by the Securities Act.

Section 3.08      Disclosure Controls. The Company and its subsidiaries maintain, on a consolidated basis, an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and is reasonably designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including, but not limited to, controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

Section 3.09      Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act. Since the end of the Company’s most recently completed fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recently completed fiscal year, the Company is not aware of any material weaknesses in the Company’s internal controls.

Section 3.10      Shares. The Issuance Shares have been duly authorized and, when issued and delivered by the Company in accordance with the terms of this Agreement against payment of the consideration set forth in this Agreement will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights or similar rights of any securityholder of the Company or any other person or entity. The Forward Hedge Shares have been duly authorized for issuance pursuant to the Master Forward Confirmation, and, when the Forward Hedge Shares, if any, are issued and delivered by the Company to the Forward Purchaser pursuant to the Master Forward Confirmation against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Master Forward Confirmation, such Forward Hedge Shares will be validly issued, fully paid and non-assessable, and the issuance thereof will not be subject to any preemptive rights or similar rights of any securityholder of the Company or any other person or entity.

Section 3.11      Sale of Shares. Immediately after any sale of Shares by the Company or the Forward Seller hereunder, the aggregate amount of Common Stock that has been issued and sold by the Company and offered and sold by the Forward Seller, in each case, hereunder will not exceed the aggregate amount of Common Stock registered under the Registration Statement or the Maximum Program Amount (in this regard, the Company acknowledges and agrees that neither Sales Agent nor the Forward Seller shall have responsibility for maintaining records with respect to the aggregate amount of Shares sold, or of otherwise monitoring the availability of Common Stock for sale, under the Registration Statement, which shall be the sole responsibility of the Company).

Section 3.12      The Agreements. The Company has the corporate power and authority to enter into each of this Agreement, the Master Forward Confirmation and any “Supplemental Confirmation.” This Agreement has been duly authorized, executed and delivered by the Company. The Master Forward Confirmation has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the counterparties thereto, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms thereof, except to the extent that enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law), (iii) the discretion of the court before which any proceeding therefor may be brought, (iv) requirements that a claim with respect to any Shares payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States (collectively, the “Enforceability Limitations”). Any “Supplemental Confirmation” will be duly authorized, executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms thereof, except to the extent that enforcement thereof may be limited by the Enforceability Limitations.

Section 3.13      No Conflicts. The execution, delivery and performance by the Company of this Agreement, the Master Forward Confirmation and each “Supplemental Confirmation” under the Master Forward Confirmation, and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon the Current Communities or the Development Communities (each as described in the Prospectus) (collectively, the “Communities”) or any of the other assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter of the Company, as amended through the date hereof (the “Charter”), or the bylaws of the Company, as amended through the date hereof (the “Bylaws”), the articles or certificate of incorporation or bylaws or partnership agreement or operating agreement of any of the Company’s subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or other governmental agency or governmental body having jurisdiction over the Company, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would not materially and adversely affect the ability of the Company to perform its obligations under this Agreement and the Master Forward Confirmation and any “Supplemental Confirmation” thereunder.

Section 3.14      No Material Adverse Change. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus , (i) there has not been any material change in the capital stock (other than (w) grants pursuant to employee or director equity compensation, benefit, stock purchase or equity incentive plans described in the Registration Statement, the General Disclosure Package and the Prospectus, as such plans may be amended from time to time, (x) the repurchase of shares of Common Stock under the stock repurchase program described in the Registration Statement, the General Disclosure Package and the Prospectus as such program may be amended from time to time, (y) the issuance of shares of Common Stock upon the exercise of options or vesting of rights to purchase or acquire shares of Common Stock outstanding as of the date hereof and described in the Registration Statement, the General Disclosure Package and the Prospectus or the issuance of shares of Common Stock upon redemption or conversion of units of limited partnership interests and (z) shares of Common Stock to be issued to certain employees in connection with the deferment of income) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution declared, set aside for payment, paid or made by the Company on any class of capital stock (other than in the ordinary course of business), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, that is material to the Company and its subsidiaries taken as a whole.

Section 3.15      Company Not an Investment Company. The Company is not and, after giving effect to (i) the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, if any, and (ii) the issuance, sale and delivery of the Forward Hedge Shares pursuant to the Master Forward Confirmation and any “Supplemental Confirmation” executed in connection with the Master Forward Confirmation and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

Section 3.16      No Material Actions or Proceedings. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there is no pending or, to the knowledge of the Company, threatened investigation, action, suit or proceeding against or affecting the Company or any of its subsidiaries or any of the Communities before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or materially and adversely affect the ability of the Company to perform its obligations under this Agreement and the Master Forward Confirmation; and there are no statutes or regulations or current, pending or, to the Company’s knowledge, threatened, legal, governmental or regulatory claims, actions, suits or proceedings that would be required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Prospectus and the General Disclosure Package.

Section 3.17      Filing of Contracts. There are no contracts or other documents of a character required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement by the Securities Act that have not been so described or filed.

Section 3.18      Licenses and Permits. The Company and each of its subsidiaries have all governmental licenses, permits, consents, orders, approvals and other authorizations, and have made all declarations and filings with the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or required to carry on its business as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, except for such licenses, permits, consents, orders, approvals, other authorizations, declarations and filings the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of them has received any notice of proceedings relating to the revocation or modification of any such governmental license, permit, consent, order, approval or other authorization or has any reason to believe that any such governmental license, permit, consent, order, approval or other authorization will not be renewed in the ordinary course which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

Section 3.19      No Further Consents Required. No consent, approval, authorization or order of, or filing with, any court or governmental agency or governmental body is required for the consummation of the transactions contemplated by this Agreement, the Master Forward Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation, in connection with the issuance or sale of the Shares by the Company or in connection with the offer and sale of Shares by the Forward Seller, except (i) such as have been obtained or may be required under the Securities Act and the Exchange Act, (ii) such consents, approvals, authorizations, orders or filings as may be required under applicable state securities laws in connection with the transactions contemplated hereby or thereby, (iii) such as have been obtained and delivered to the Sales Agents, counsel for Sales Agent, counsel for the Forward Seller and counsel for the Forward Purchaser as of the date of this Agreement, or (iv) the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prohibit or prevent the consummation of the transactions contemplated herein.

Section 3.20      Title to Properties. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company or its subsidiaries, as applicable, has good and marketable title to the Communities, free and clear of all liens or encumbrances, except such as (i) are Permitted Encumbrances or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. “Permitted Encumbrances” shall mean each of the following: (1) mechanics’, carriers’, workers’, repairers’, materialmen’s, warehousemen’s and other similar liens and encumbrances for construction in progress or which have otherwise arisen in the ordinary course of business; (2) liens for taxes not yet delinquent or being contested in good faith and for which there are adequate reserves on the financial statements of the owner of the applicable property; (3) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not materially detract from the value of the affected property or materially interfere with the ordinary course business of the Company or any of its subsidiaries; and (4) liens arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business. Except as is disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of the Company and each of its subsidiaries has valid, subsisting and enforceable leases with its tenants for the properties described in the Registration Statement, the General Disclosure Package and the Prospectus as leased by it, (ii) the Company has no knowledge of any pending or threatened condemnation that will in any material manner affect the size of, use of, improvements of, construction on, or access to any of the properties of the Company or its subsidiaries, and (iii) the Company has no knowledge of any pending or threatened proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on, or access to any of the properties of the Company or its subsidiaries. To the knowledge of the Company, the use and occupancy of each of the properties of the Company and its subsidiaries complies with all applicable codes and zoning laws and regulations, except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.21      Mortgages. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the Communities are not convertible into equity securities and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.22      Title Insurance. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company, directly or indirectly, has obtained title insurance in favor of the mortgagee, the Company or its subsidiaries with respect to each of the Communities, in such amounts as is prudent and customary for companies engaged in similar businesses.

Section 3.23      No Price Stabilization or Manipulation. Except as stated in the Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Stock.

Section 3.24      No Labor Disputes. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no labor dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is threatened, except, in either case, as would not reasonably be expected to have a Material Adverse Effect.

Section 3.25      No Unlawful Contributions. The Company and its subsidiaries have conducted their businesses in material compliance with the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the Bribery Act 2010 of the United Kingdom, and any other applicable anti-corruption laws (“Anti-Corruption Laws”), and neither the Company nor its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or its subsidiaries has (i) made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus which has not been so disclosed, (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iv) violated or is in violation of any provision of the FCPA and the rules and regulations thereunder, including, without limitation, by making use of the mails or any means or instrumentality of U.S. interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA or any other applicable anti-bribery or Anti-Corruption Law, or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 3.26      Compliance With Environmental Laws. Except in each case as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of its subsidiaries: (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes or the arrangement for such activities (“Environmental Laws”); (ii) have received or will receive and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received written notice of any actual, pending or threatened claim or potential liability under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location) or facilities or real property (whether owned, leased or operated) and the Company is not aware of any facts or conditions that could reasonably be expected to give rise to any such claim or liability.

Section 3.27      Insurance. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are insured (including self-insurance) with policies covering their respective properties, operations, personnel and businesses, which insurance (other than earthquake insurance) is in such amounts that the Company reasonably deems to be commercially reasonable; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage, to the extent that such coverage is then available at commercially reasonable cost, from similar insurers or to provide self-insurance as may be necessary to continue its business. The Company maintains earthquake insurance on the Communities to the extent described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and its subsidiaries are in compliance with the terms of such policies and instruments, except as would not reasonably be expected to have a Material Adverse Effect.

Section 3.28      REIT Status. The Company has elected to be taxed as a “real estate investment trust” (“REIT”) under the Code and will use its best efforts to continue to be organized and will continue to operate in a manner so as to qualify as a REIT under Sections 856 through 860 of the Code, unless the Board of Directors determines that it is no longer in the best interest of the Company to continue to be so qualified.

Section 3.29      Title to Personal Property. The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) are set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

Section 3.30      Title to Intellectual Property. The Company and its subsidiaries own or possess rights to use all material trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”) reasonably necessary for the conduct of their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus; to the Company’s knowledge, the conduct of the respective businesses of the Company and its subsidiaries as described in the Registration Statement, the General Disclosure Package and the Prospectus will not conflict in any material respect with any Intellectual Property rights of others; and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others, except in all cases as would not have, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.31      No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers or stockholders of the Company or its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, the General Disclosure Package and the Prospectus and that is not so described in such documents.

Section 3.32      Taxes. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed through the date hereof, or have requested extensions thereof (except in any case in which the failure to so file would not reasonably be expected to have a Material Adverse Effect or except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus ) and have paid all taxes indicated by such returns to the extent such taxes have become due, except for any such taxes (i) being contested in good faith or (ii) as would not reasonably be expected to have a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

Section 3.33      Compliance with ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; (ii) to the knowledge of the Company, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

Section 3.34      Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conduct business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries thereunder (collectively, the “Money Laundering Laws”). The Company will not directly or indirectly use the proceeds from the offer or sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of violating the Money Laundering Laws.

Section 3.35      Compliance with Sanctions. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee, agent, representative or controlled affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council, the European Union, or His Majesty’s Treasury (“Sanctions”); and the Company will not directly or indirectly use the proceeds from the offer or sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) for the purpose of financing the activities of any Person, or in any country or territory that, at the time of such financing, is the subject of any Sanctions, or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any person participating in the offering, whether as an underwriter, advisor, investor or otherwise). For the past five years, the Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaging in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of dealing or transaction is or was the subject of Sanctions.

Section 3.36      No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except in all cases as would not reasonably be expected to have a Material Adverse Effect or except pursuant to the terms of any indebtedness (or pursuant to the terms of any contemplated indebtedness) of the Company or its subsidiaries set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

Section 3.37      No Broker’s Fees. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement and the Master Forward Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation) that would give rise to a valid claim against the Company or any of its subsidiaries, Sales Agent or the Forward Seller for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated hereby.

Section 3.38      Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 3.39      Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

Section 3.40      Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

Section 3.41      Status under the Securities Act. The Company is not an “ineligible issuer” and is a “well-known seasoned issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.

Section 3.42      Actively Traded Security. Except under circumstances where the Company has provided parties with the notice required pursuant to Section 2.07 of this Agreement, the Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (e)(1) of such rule.

Section 3.43      Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably believed by the Company to be adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted and, to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, other than those not reasonably expected to have a Material Adverse Effect. To the knowledge of the Company, (i) there have been no breaches or violations of (or unauthorized access to) the Company or its subsidiaries’ IT Systems or any personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) processed or stored by or on behalf of the Company or its subsidiaries, nor are there any pending internal investigations relating to the same, (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including Personal Data) and (iii) the Company and its subsidiaries are presently in compliance in all material respects with all applicable laws, statutes and regulations and contractual obligations relating to the privacy and security of IT Systems and Personal Data, in each case except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus or as would not reasonably be expected to have a Material Adverse Effect.

article IV
COVENANTS

The Company covenants and agrees during the term of this Agreement and the Master Forward Confirmation (including the term of each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation) with Sales Agent, the Forward Seller and the Forward Purchaser as follows:

Section 4.01      Registration Statement and Prospectus.

(a)       For so long as a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or similar rule), in connection with any sales of Shares, to make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Shares or (y) by means of a Current Report on Form 8-K filed with the Commission under the Exchange Act and incorporated or deemed incorporated by reference in the Registration Statement or the Prospectus; provided, that the Company will give prior written notice to Sales Agent, the Forward Seller and the Forward Purchaser of the intention to file such report and describing the subject matter to be included in such report as soon as reasonably practicable prior to the filing of such report) after the date of delivery of a Transaction Notice and prior to the related Settlement Date that is reasonably disapproved by Sales Agent, the Forward Seller or the Forward Purchaser promptly after reasonable notice thereof;

(b)       to make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Shares or (y) by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K or a Registration Statement on Form 8-A or any amendments to any of the foregoing filed with the Commission under the Exchange Act and incorporated or deemed incorporated by reference into the Registration Statement or the Prospectus except to the extent required by Section 4.01(a)) at any time prior to having afforded Sales Agent, the Forward Seller and the Forward Purchaser a reasonable opportunity to review and comment thereon;

(c)       to file within the time periods required by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or similar rule), in connection with the offering or sale of the Shares, and during such same period to advise Sales Agent, the Forward Seller and the Forward Purchaser, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amendment or supplement of the Registration Statement or the Prospectus or for additional information, or the receipt of any comments from the Commission with respect to Registration Statement or the Prospectus (including, without limitation, any Incorporated Documents); and

(d)       in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification during a Selling Period, to use promptly commercially reasonable efforts to obtain its withdrawal; in the event any such stop order or such other order is issued outside a Selling Period, the Company will promptly advise Sales Agent, the Forward Seller and the Forward Purchaser as to the issuance thereof and as to whether the Company intends to seek to obtain its withdrawal.

If, immediately prior to the third anniversary of the filing of the Original Registration Statement, any of the Shares remain unsold hereunder, the Company will, prior to such third anniversary, advise Sales Agent, the Forward Seller and the Forward Purchaser as to whether it intends to file (unless it has already done so) a new automatic shelf registration statement or shelf registration statement, as applicable, relating to the Shares.

Section 4.02      Blue Sky. To use commercially reasonable efforts to cause the Shares to be listed on the Principal Market and promptly from time to time to take such action as Sales Agent, the Forward Seller or the Forward Purchaser may reasonably request; to cooperate with Sales Agent or the Forward Seller in the qualification of the Shares for offering and sale under the blue sky or securities laws of such jurisdictions within the United States of America and its territories as Sales Agent, the Forward Seller or the Forward Purchaser may reasonably request; and to use commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the sale of the Shares; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction.

Section 4.03      Copies of Registration Statement and Prospectus. Except where such reports, communications, financial statements or other information is available on the Commission’s Electronic Data Gathering Analysis and Retrieval system, to furnish Sales Agent with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) promulgated by the Commission under the Securities Act, both in such quantities as Sales Agent, the Forward Seller and the Forward Purchaser may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify Sales Agent, the Forward Seller and the Forward Purchaser and request Sales Agent and the Forward Seller to suspend offers to sell Shares (and, if so notified, Sales Agent and the Forward Seller shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise Sales Agent, the Forward Seller and the Forward Purchaser promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period Sales Agent or the Forward Seller is required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

Section 4.04      Rule 158. To make generally available to its holders of the Shares as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) promulgated by the Commission under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission promulgated thereunder (including the option of the Company to file periodic reports in order to make generally available such earnings statement, to the extent that it is required to file such reports under Section 13 or Section 15(d) of the Exchange Act, pursuant to Rule 158 promulgated by the Commission under the Securities Act).

Section 4.05      Information. To file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act in the manner and within the time periods required by the Exchange Act and to, except where such reports and documents are available on the Commission’s Electronic Data Gathering Analysis and Retrieval system, furnish to Sales Agent, the Forward Seller and the Forward Purchaser (in paper or electronic format) copies of all publicly available reports or other communications (financial or other) furnished generally to stockholders and filed with the Commission pursuant to the Exchange Act, and deliver to Sales Agent, the Forward Seller and the Forward Purchaser (in paper or electronic format) (i) promptly after they are available, copies of any publicly available reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; (ii) such additional publicly available information concerning the business and financial condition of the Company as Sales Agent, the Forward Seller or the Forward Purchaser may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); and (iii) such additional information as Sales Agent, the Forward Seller or the Forward Purchaser may reasonably request in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained.

Section 4.06      Representations and Warranties. At each Applicable Time, each delivery of a Transaction Notice, each Settlement Date, each Registration Statement Amendment Date (as defined in Section 4.07) and each Request Date, (i) the Company shall be deemed to have affirmed that each representation, warranty, covenant and other agreement contained in this Agreement and the Master Forward Confirmation is true and correct, as though made at and as of each such date, and (ii) the Company will undertake to advise Sales Agent, the Forward Seller and the Forward Purchaser if any of such representations and warranties will not be true and correct as of each such date, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

Section 4.07      Opinions of Counsel. (i) That each time the Registration Statement or the Prospectus is amended or supplemented (other than by means of (x) an amendment or supplement relating solely to the offering of securities other than the Shares, (y) a Pricing Supplement or (z) a Current Report on Form 8-K, unless, in the case of (y) or (z) reasonably requested by Sales Agent, the Forward Seller or the Forward Purchaser within five days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus (each such date, a “Registration Statement Amendment Date”) or (ii) otherwise after each reasonable request by Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be (each date of any such request by Sales Agent, the Forward Seller or the Forward Purchaser, an “Opinion Request Date”), the Company shall as soon as practicable thereafter furnish or cause to be furnished within two business days to Sales Agent, the Forward Seller and the Forward Purchaser written opinions and negative assurance letters of Goodwin Procter LLP, counsel for the Company, dated the date of such amendment, supplement or incorporation and in form reasonably satisfactory to Sales Agent, the Forward Seller and the Forward Purchaser, McDermott Will & Emery LLP, counsel for Sales Agent, the Alternative Sales Agents, the Forward Seller and the Forward Purchaser dated the date of such amendment, supplement or incorporation and in form reasonably satisfactory to Sales Agent, the Forward Seller and the Forward Purchaser, or, if such counsel has previously furnished opinions and negative assurance letters in form and substance reasonably satisfactory to the Sales Agent, the Forward Seller and the Forward Purchaser, written letter(s) to the effect that Sales Agent, the Forward Seller and the Forward Purchaser may rely on such previously furnished opinions and negative assurance letters of such counsel to the same extent as though they were dated the date of such letter authorizing reliance (except that the statements in such last opinions and negative assurance letters shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date); provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of all such opinions and negative assurance letters otherwise required by this Section 4.07 if the Company does not expect to deliver a Transaction Notice with respect to the Shares; provided further, that the delivery of each such opinion and negative assurance letter (dated as of the date on which the most recent Form 10-Q or Form 10-K or, if applicable, Form 8-K was filed by the Company with the Commission) shall be a condition precedent to the delivery by the Company of a Transaction Notice with respect to the Shares.

Section 4.08      Comfort Letters. (i) That each time the Registration Statement or the Prospectus is amended or supplemented, including by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K (but only a Current Report on Form 8-K that contains financial statements of the Company filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus), other than by an amendment or supplement relating solely to the offering of securities other than the Shares, in any case to set forth financial information included in or derived from the Company’s financial statements or accounting records or (ii) otherwise after each reasonable request by Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be (each date of any such request by Sales Agent, the Forward Seller or the Forward Purchaser, a “Comfort Letter Request Date”), the Company shall as soon as practicable thereafter cause the independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement to furnish as promptly as practicable thereafter to Sales Agent, the Forward Seller and the Forward Purchaser a letter, dated the date of such amendment, supplement or incorporation, as the case may be, in form reasonably satisfactory to Sales Agent, the Forward Seller and the Forward Purchaser, of the same tenor as the letter referred to in Section 5.01(g) hereof but modified to relate to the Registration Statement, the Prospectus and, to the extent applicable, the General Disclosure Package (other than the offering price of any shares of Common Stock) as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matters, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter referred to in Section 5.01(g) hereof that was last furnished to Sales Agent, the Forward Seller and the Forward Purchaser; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of any such letter otherwise required by this Section 4.08 if the Company does not expect to deliver a Transaction Notice with respect to the Shares; provided further, that the delivery of each such letter (dated as of the date on which the most recent Form 10-Q or Form 10-K or, if applicable, Form 8-K was filed by the Company with the Commission) required by this Section 4.08 shall be a condition precedent to the delivery by the Company of a Transaction Notice with respect to the Shares.

Section 4.09      Officer’s Certificate. (i) That each time the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement relating solely to the offering of securities other than the Shares, a Pricing Supplement or a Current Report on Form 8-K, unless reasonably requested by Sales Agent, the Forward Seller or the Forward Purchaser within five days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus or (ii) otherwise after each reasonable request by Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be (each date of any such request by Sales Agent, the Forward Seller or the Forward Purchaser, an “Officer’s Certificate Request Date”), the Company shall as soon as practicable thereafter furnish or cause to be furnished as promptly as practicable thereafter to Sales Agent, the Forward Seller and the Forward Purchaser a certificate, dated the date of such supplement, amendment or incorporation, as the case may be, in such form and executed by such officers of the Company as is reasonably satisfactory to Sales Agent, the Forward Seller and the Forward Purchaser, of the same tenor as the certificate referred to in Section 2.02(ii) but modified to (x) relate to the Registration Statement, the Prospectus and the General Disclosure Package (other than the offering price of any shares of Common Stock) as amended and supplemented to such date and (y) include a statement setting forth the number of shares of Common Stock reserved for issuance by the Company and listed, subject to notice of issuance, on the New York Stock Exchange in connection with the Transactions less (1) any shares of Common Stock issued in connection with an Issuance hereunder or under the Alternative Sales Agency Agreements and (2) the aggregate Capped Number under all Forward Confirmations entered into between the Company and the Forward Purchaser and any Forward Confirmations entered into between the Company and any other Alternative Sales Agent (such number, as updated from time to time immediately following any Issuance or Forward, the “Remaining Number of Shares”); provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of any such certificate otherwise required by this Section 4.09 if the Company does not expect to deliver a Transaction Notice with respect to the Shares; provided further, that the delivery of each such certificate (dated as of the date on which the most recent Form 10-Q or Form 10-K or if applicable, Form 8-K was filed by the Company with the Commission) required by this Section 4.09 shall be a condition precedent to the delivery by the Company of a Transaction Notice with respect to the Shares.

Section 4.10      Stand Off Agreement. Without the written consent of Sales Agent, the Forward Seller and the Forward Purchaser, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than Shares hereunder), warrants or any rights to purchase or acquire, Common Stock during the period beginning on the first (1st) Trading Day immediately prior to the date on which any Transaction Notice is delivered to Sales Agent or the Forward Seller and the Forward Purchaser, as the case may be, hereunder and ending on the first (1st) Trading Day immediately following the Settlement Date with respect to Shares sold pursuant to such Transaction Notice (each a “Stand Off Period”); provided, however, that such restriction will not be required in connection with the Company’s issuance or sale of (i) Issuance Shares pursuant to any Transaction Notice (or the sale of Forward Hedge Shares by the Forward Seller pursuant to any Transaction Notice, if applicable), (ii) Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options pursuant to any current or future employee or director stock option, incentive or benefit plan, employee stock purchase, long-term incentive plan, deferred compensation plan or ownership plan or dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in its stock purchase plan) of the Company, (iii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights disclosed in the Company’s Commission filings, (iv) Common Stock issuable as consideration in connection with acquisitions of business, assets or securities of other Persons and (v) Common Stock issuable by the Company upon settlement of any Forward Confirmation or other forward confirmations entered into by the Company in connection with the Underwriting Agreement, dated as of April 6, 2022, by and among AvalonBay Communities, Inc. and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, in their capacity as underwriters, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, in their capacity as forward sellers, and Morgan Stanley & Co. LLC and JPMorgan Chase Bank, National Association, in their capacity as forward purchasers. For the avoidance of doubt, this Section 4.10 shall not prohibit the sale of Common Stock by the Forward Seller or the Forward Purchaser. The settlement of Shares which have been sold pursuant to the Alternative Sales Agency Agreements are permitted pursuant to this Section 4.10 without the consent of Sales Agent.

Section 4.11      Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company or any reference security, whether to facilitate the sale or resale of the Shares or otherwise or (ii) during any Stand Off Period sell, bid for or purchase the Shares, or pay anyone any compensation for soliciting purchases of the Shares other than Sales Agent, the Forward Seller or the Forward Purchaser (as permitted in the Master Forward Confirmation), and shall cause each of its affiliated purchasers to, comply with all applicable provisions of Regulation M, provided, however, that this Section 4.11 shall not prohibit the Company from electing to net share settle, combination settle or cash settle any Forward Confirmation. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from Sales Agent, the Forward Seller or the Forward Purchaser (or, if later, at the time stated in the notice), the Company will and shall, cause each of its affiliated purchasers to, comply with Rule 102 as though such exception was not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

Section 4.12      Periodic Reports. Promptly following the end of each quarterly period, the Company shall disclose in its Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company for any quarter the number of the Shares sold by or through Sales Agent, the Alternative Sales Agents and the Forward Seller, as the case may be, under the Sales Agency Agreements and any Master Forward Confirmation and any “Supplemental Confirmation” executed in connection with any Master Forward Confirmation and the net proceeds received by the Company with respect to such sale or, to the extent required by applicable law and/or interpretations of the Commission, the Company shall disclose such information in a prospectus supplement.

Section 4.13      Maximum Program Amount. The Company will promptly notify Sales Agent, the Alternative Sales Agents, the Forward Seller and the Forward Purchaser in writing when the Maximum Program Amount has been sold pursuant to the Sales Agency Agreements and the Original Agreements. Prior to receipt of such written notice, each of Sales Agent, the Forward Seller and the Forward Purchaser shall be entitled to assume for all purposes under the Agreement that the Maximum Program Amount has not been sold pursuant to the Sales Agency Agreements and the Original Agreements. Monitoring the status of the Maximum Program Amount shall be the Company’s sole responsibility.

Section 4.14      Due Diligence. The Company shall promptly reply to due diligence inquiries from Sales Agent, the Forward Seller, the Forward Purchaser and their respective representatives, including, without limitation, furnishing requested materials and making senior management and representatives of the Company’s registered independent accounting firm available for due diligence conference calls, upon the reasonable request of Sales Agent, the Forward Seller or the Forward Purchaser.

Section 4.15      Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of any Issuance Shares or settlement of any Forward Confirmation in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act. The Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

Section 4.16      Listing; Reservation of Shares; Transfer Agent. The Company shall (a) list, subject to notice of issuance, the Shares on the New York Stock Exchange; (b) use its best efforts to maintain the listing of the Shares on the New York Stock Exchange; (c)  reserve and keep available at all times, free of pre-emptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement and the Master Forward Confirmation (including with respect to each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation); and (d) engage and maintain, at its expense, a registrar and transfer agent for the Shares.

article V
CONDITIONS TO DELIVERY OF TRANSACTION
NOTICES AND TO SETTLEMENT

Section 5.01      Conditions Precedent to the Right of the Company to Deliver a Transaction Notice and the Obligation of Sales Agent and the Forward Seller to Sell Shares During the Selling Period(s). The right of the Company to deliver a Transaction Notice hereunder, and the obligations of each Sales Agent to sell Issuance Shares and the Forward Seller to sell and the Forward Purchaser to borrow the Forward Hedge Shares during the applicable Selling Period, is subject to the satisfaction, on the date of delivery of such Transaction Notice or the applicable Transaction Date and Settlement Date, as applicable, of each of the following conditions:

(a)       Effective Registration Statement and Authorizations. The Registration Statement shall remain effective and sales of all of the Shares (including all of the Shares issued with respect to all prior Issuances and Forwards and all of the Shares expected to be issued in connection with the Issuance or Forward specified by any outstanding Transaction Notice) may be made by Sales Agent or the Forward Seller thereunder, and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist; (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of Sales Agent, the Forward Seller and the Forward Purchaser and (iv) no event specified in Section 4.03 hereof shall have occurred and be continuing without the Company amending or supplementing the Registration Statement or the Prospectus as provided in Section 4.03. The authorizations referred to in Section 3.12 of this Agreement and in the Master Forward Confirmation shall have been issued and shall be in full force and effect, and such authorizations shall not be the subject of any pending or, to the Company’s knowledge, threatened application for rehearing or petition for modification, and are sufficient to authorize the issuance and sale of the Shares.

(b)       Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained herein and in the Master Forward Confirmation shall be true and correct as of each Applicable Time, as of the Closing Date, as of the applicable date referred to in Section 4.09 that is prior to such Transaction Date and the related Settlement Date, as the case may be, and as of each such Transaction Date and the related Settlement Date as though made at such time.

(c)       Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Master Forward Confirmation to be performed, satisfied or complied with by the Company at or prior to such date.

(d)       No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement or the Master Forward Confirmation (and, in the case of a Forward, the applicable Forward Confirmation), and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement or the Master Forward Confirmation (and, in the case of a Forward, the applicable Forward Confirmation).

(e)       Material Adverse Changes. Since the date of this Agreement, no event that had or is reasonably likely to have a Material Adverse Effect shall have occurred that has not been disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (including the documents incorporated by reference therein and any supplements thereto).

(f)       No Suspension of Trading In or Delisting of Common Stock; Other Events. The trading of the Common Stock (including without limitation the Shares) shall not have been suspended by the Commission, the Principal Market or FINRA since the immediately preceding Settlement Date or, if there has been no Settlement Date, the Closing Date, and the Shares shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) if trading generally on the New York Stock Exchange, The Nasdaq Stock Market or NYSE Amex has been suspended or materially limited, or minimum and maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York state authorities; or (iii) any outbreak or escalation of hostilities or other calamity or crisis involving the United States or the declaration by the United States of war or any material adverse change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iii) in the sole judgment of Sales Agent, the Forward Seller or the Forward Purchaser makes it impracticable or inadvisable to proceed with the sale of Shares of the Company.

(g)      Comfort Letter. On the Closing Date and on each applicable date referred to in Section 4.08 hereof that is on or prior to such Transaction Date and related Settlement Date, as the case may be, the independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement shall have furnished to Sales Agent, the Forward Seller and the Forward Purchaser a letter, dated the Closing Date or such applicable date, as the case may be, in form and substance reasonably satisfactory to Sales Agent, the Forward Seller and the Forward Purchaser to the effect required by Section 4.08.

(h)      No Defaults. The execution and delivery of this Agreement, the Master Forward Confirmation and each “Supplemental Confirmation” under the Master Forward Confirmation, and the issuance or sale of the Shares and the compliance by the Company with all of the provisions hereof and thereof will not result in the Company being in default of (whether upon the passage of time, the giving of notice or both) its organizational and other governing documents, or any provision of any security issued by the Company, or of any agreement, instrument or other undertaking to which the Company is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company or any of its property or assets is bound, in each case which default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(i)        Trading Cushion. The Selling Period for any previous Transaction Notice (hereunder or under any Alternative Sales Agency Agreement) shall have expired.

(j)        Maximum Issuance Amount. In no event may the Company issue a Transaction Notice to sell an Issuance Amount or a Forward Hedge Amount, as the case may be, to the extent that the sum of (x) the Sales Price of the requested Issuance Amount or Forward Hedge Amount, as applicable, plus (y) the aggregate Sales Price of all Shares issued under all previous Issuances and Forwards effected pursuant to this Agreement, together with the aggregate Sales Price of Shares sold under the Alternative Sales Agency Agreements and the Original Agreements, would exceed the Maximum Program Amount.

(k)       Prospectus Supplement and Pricing Supplement.

(1)  A supplement or supplements to the prospectus included in the Registration Statement (the “Prospectus Supplement”), in form and substance reasonably to be agreed upon by the parties hereto, setting forth information regarding this Agreement and the Master Forward Confirmation including, without limitation, the Maximum Program Amount, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to Sales Agent, the Forward Seller and the Forward Purchaser on or prior to the date of sale of the Issuance Shares or Forward Hedge Shares, as applicable.

(2)  To the extent required by Section 4.01(b), a Pricing Supplement, in form and substance reasonably to be agreed upon by the parties, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to Sales Agent, the Forward Seller and the Forward Purchaser on or prior to the date of sale of the Issuance Shares or Forward Hedge Shares, as applicable.

(l)        Counsel Letters. The counsel specified in Section 4.07, or other counsel selected by the Company and reasonably satisfactory to Sales Agent, the Forward Seller and the Forward Purchaser, shall have furnished to Sales Agent, the Forward Seller and the Forward Purchaser their written opinions, dated the Closing Date and each applicable date referred to in Section 4.07 hereof that is on or prior to such Transaction Date or related Settlement Date, as the case may be, to the effect required by Section 4.07.

(m)      Officers’ Certificate. The Company shall have furnished or caused to be furnished to Sales Agent, the Forward Seller and the Forward Purchaser an officers’ certificate executed by the Chief Executive Officer, the President, any Executive Vice President of the Company or any Senior Vice President of the Company and by the Chief Financial Officer of the Company, signing in their respective capacities, dated the Closing Date and each applicable date referred to in Section 4.09 hereof that is on or prior to such Transaction Date or related Settlement Date, as the case may be, as to the matters specified in Section 2.02(ii).

(n)      Other Documents. On the Closing Date and prior to each Transaction Date and Settlement Date, Sales Agent, the Forward Seller and the Forward Purchaser and their respective counsel shall have been furnished with such documents as they may reasonably require in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to Sales Agent, the Forward Seller and the Forward Purchaser and their respective counsel.

(o)      Remaining Number of Shares. In no event may the Company issue a Transaction Notice that relates to an “Issuance” unless the number of Issuance Shares specified in such Transaction Notice is less than the Remaining Number of Shares as of the date of delivery of such Transaction Notice, and in no event may the Company issue a Transaction Notice that relates to a “Forward” unless the Capped Number set forth in the Forward Confirmation to be entered into in connection with such Transaction Notice is less than the Remaining Number of Shares as of the date of delivery of such Transaction Notice.

Section 5.02      Documents Required to be Delivered on each Transaction Date. Sales Agent’s and the Forward Seller’s obligation to use commercially reasonable efforts to sell Shares pursuant to an Issuance or Forward hereunder, and the Forward Purchaser’s obligation to use commercially reasonable efforts to borrow and deliver Shares to the Forward Seller hereunder, shall additionally be conditioned upon the delivery to Sales Agent and the Forward Seller on or before the Transaction Date of a certificate in form and substance reasonably satisfactory to Sales Agent and the Forward Seller, executed by the Chief Executive Officer, the President or the Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Transaction Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Transaction Notice).

Section 5.03      Suspension of Sales. The Company, Sales Agent the Forward Seller or the Forward Purchaser may, upon notice to the other parties in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Shares, and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice (and, in the case of any Forward Hedge Shares, the resulting Forward Confirmation). The Company agrees that no such notice shall be effective against Sales Agent, the Forward Seller or the Forward Purchaser unless it is made to one of the individuals named on Schedule 1 hereto, as such Schedule may be amended from time to time. Each of Sales Agent, the Forward Seller and the Forward Purchaser agrees that no such notice shall be effective against the Company unless it is made to one of the individuals named on Schedule 1 annexed hereto, as such Schedule may be amended from time to time; provided that the failure by Sales Agent, the Forward Seller or the Forward Purchaser to deliver such notice shall in no way effect such party’s right to suspend the sale of Shares hereunder.

article VI
INDEMNIFICATION AND CONTRIBUTION

Section 6.01      Indemnification by the Company. The Company agrees to indemnify and hold harmless each of Sales Agent, Forward Seller and the Forward Purchaser, each of their respective affiliates, officers and directors, and each Person, if any, who controls Sales Agent, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person’s respective officers and directors (collectively, the “Controlling Persons”), from and against any and all losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be, and each of their affiliates, officers and directors, and any such Controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in light of the circumstances in which they were made) not misleading, except insofar as the same are made in reliance upon and in conformity with information related to Sales Agent, the Forward Seller or the Forward Purchaser furnished in writing to the Company by Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be, expressly for use in the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, it being understood and agreed that the only such information shall be (i) the names of the respective Sales Agent, Forward Seller and Forward Purchaser in the Prospectus, and (ii) such other statements as may have been furnished, by notice given to the Company in writing after the date of this Agreement, to the Company by the respective Sales Agent, Forward Seller or Forward Purchaser specifically for inclusion in the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, and the Company shall reimburse Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be, their officers and directors, and each Controlling Person for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, as such expenses are incurred.

Section 6.02      Indemnification by Sales Agent, the Forward Seller and the Forward Purchaser. Each Sales Agent, Forward Seller and Forward Purchaser agrees to indemnify and hold harmless the Company, the Company’s affiliates, officers and directors, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person’s respective officers and directors, from and against any losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which the Company, the Company’s officers or directors, any such controlling Person and any affiliate, officer or director of such controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as losses, claims, damages or liabilities (or action or proceeding in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in light of the circumstances in which they were made) not misleading in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information related to Sales Agent, the Forward Seller and the Forward Purchaser furnished to the Company by or on behalf of Sales Agent, the Forward Seller and the Forward Purchaser, as the case may be, expressly for use in the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, any preliminary prospectus or any Issuer Free Writing Prospectus, it being understood and agreed that the only such information shall be (i) the names of the respective Sales Agent, Forward Seller and Forward Purchaser in the Prospectus, and (ii) such other statements as may have been furnished, by notice given to the Company in writing after the date of this Agreement, to the Company by the Sales Agent, Forward Seller or Forward Purchaser specifically for inclusion in the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, and Sales Agent, the Forward Seller and the Forward Purchaser shall reimburse the Company, the Company’s officers and directors, and each Controlling Person of the Company, for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof.

Section 6.03      Conduct of Indemnification Proceedings. Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 6.01 or Section 6.02, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action. In the event an Indemnified Party shall fail to give such notice as provided in this Section 6.03 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced (through the forfeiture of substantive rights and defenses) by the failure to give such notice, the indemnification provided for in Section 6.01 or Section 6.02 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 6.01 or Section 6.02. If any such claim or action shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) such Indemnified Party reasonably concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest with the Company, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of each such Indemnified Party from all losses, claims, damages or liabilities arising out of such claim or proceeding and such settlement does not admit or constitute an admission of fault, guilt, failure to act or culpability on the part of any such Indemnified Party. Whether or not the defense of any claim or action is assumed by an Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its prior written consent, which consent will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

Section 6.04      Contribution. If for any reason the indemnification provided for in this Article VI is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities among the Company, on the one hand, and Sales Agent, the Forward Seller and the Forward Purchaser, on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and Sales Agent, the Forward Seller and the Forward Purchaser, on the other hand from the offering of the Shares to which such losses, claims, damages or liabilities relate. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnifying Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each of the Company, Sales Agent, the Forward Seller and the Forward Purchaser in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by each of the Company, Sales Agent, the Forward Seller and the Forward Purchaser, shall be deemed to be in the same respective proportions as (a) in the case of the Company, (x) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward, or (y) the Actual Sold Issuance Amount for each Issuance under this Agreement, multiplied by the Issuance Price for such Issuance, as applicable, (b) in the case of Sales Agent, the Actual Sold Issuance Amount for each Issuance under this Agreement, multiplied by the Issuance Selling Commission for such Issuance, (c) in the case of the Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward, and (d) in the case of the Forward Purchaser, the net Spread (as such term is defined in the Master Forward Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Confirmations executed in connection with this Agreement. The relative fault of the Company, on the one hand, and Sales Agent, the Forward Seller and the Forward Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Section 6.05      Limitation on Liability. Each of the Company, Sales Agent, the Forward Seller and the Forward Purchaser agrees that it would not be just and equitable if contribution pursuant to this Section 6.05 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.05, (i) neither Sales Agent nor the Forward Seller shall in any event be required to contribute any amount in excess of the aggregate Issuance Selling Commissions or the aggregate Forward Hedge Selling Commissions, as the case may be, received by it under this Agreement and (ii) the Forward Purchaser shall in no event be required to contribute any amount in excess of the net Spread (as such term is defined in the Master Forward Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Confirmations entered into pursuant to this Agreement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.04, each officer and director of Sales Agent, the Forward Seller or the Forward Purchaser, and each Controlling Person of each, shall have the same rights to contribution as Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The obligations of the Company, Sales Agent, the Forward Seller and the Forward Purchaser under this Article VI shall be in addition to any liability that each may otherwise have.

article VII
TERMINATION

Section 7.01      Term. Subject to the provisions of this Article VII, the term of this Agreement shall run until the end of the Commitment Period.

Section 7.02      Termination by Sales Agent, the Forward Seller or the Forward Purchaser. Each of Sales Agent, the Forward Seller or the Forward Purchaser may, in its sole discretion at any time, terminate the right of the Company to effect any Issuances or Forwards under this Agreement.

Section 7.03      Termination by the Company. The Company may, in its sole discretion at any time, terminate this Agreement.

Section 7.04      Liability; Provisions that Survive Termination. If this Agreement is terminated pursuant to this Article VII, such termination shall be without liability of any party hereto to any other party hereto except as provided in Section 9.02 and for the Company’s, Sales Agent’s, the Forward Seller’s and the Forward Purchaser’s respective obligations in respect of all prior Transaction Notices, and provided further that in any case the provisions of Article VI, Article VII, Article VIII and Article IX shall survive termination of this Agreement without limitation.

article VIII
REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY

All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of Sales Agent, the Forward Seller or the Forward Purchaser or any of their respective officers, directors, employees and agents and any Controlling Persons, (ii) delivery and acceptance of the Shares and payment therefor, (iii) the settlement of any Forward Confirmation or (iv) any termination of this Agreement or the Master Forward Confirmation and any “Supplemental Confirmation” executed in connection with the Master Forward Confirmation.

article IX
MISCELLANEOUS

Section 9.01      Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby, and the Company shall consult with Sales Agent, the Forward Seller and the Forward Purchaser prior to making such disclosures, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or the Master Forward Confirmation or any of the transactions contemplated hereby or thereby that includes information related to this Agreement or the Master Forward Confirmation or transactions contemplated hereby or thereby that has not previously been disclosed without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

Section 9.02      Expenses. The Company covenants and agrees with the Sales Agent, the Forward Seller and the Forward Purchaser that the Company shall pay or cause to be paid the following, to the extent incurred in connection with the Program: (i) the reasonable documented out-of-pocket fees, disbursements and expenses of the Company’s counsel and accountants in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to the Sales Agent and the Forward Seller and the Principal Market; (ii) the reasonable documented out-of-pocket costs of printing, preparing or reproducing this Agreement and the Master Forward Confirmation and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) reasonable documented out-of-pocket filing fees in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4.02 hereof; (iv) the reasonable documented out-of-pocket cost of preparing the Shares; (v) the reasonable documented out-of-pocket fees and expenses of any transfer agent of the Company; (vi) the reasonable documented out-of-pocket cost of providing any CUSIP or other identification numbers for the Shares; (vii) the reasonable documented out-of-pocket fees and expenses incurred in connection with the listing or qualification of the Shares on the Principal Market and any filing fees incident to any required review by FINRA of the terms of the sale of the Shares in connection with this Agreement and the Master Forward Confirmation and the Registration Statement; (viii) the reasonable and documented expenses of one outside counsel to the Sales Agent, the Forward Seller and the Forward Purchaser, in connection with (1) entering into the Sales Agency Agreements in an aggregate amount not to exceed $50,000 and (2) for any quarter during which the Company has furnished or caused to be furnished the documents set forth in Sections 4.07-4.09, due diligence review in connection with the Sales Agency Agreements and the offering, purchase, sale and delivery of Shares under the Sales Agency Agreements in an amount not to exceed $5,000; and (ix) other reasonable documented out-of-pocket costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 9.02.

Section 9.03      Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company to: AvalonBay Communities, Inc., 4040 Wilson Blvd., Suite 1000, Arlington, Virginia 22203, Attention: Legal Department, Facsimile No.: (703) 329-4830, with a copy (which shall not constitute notice) to: Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018, Attention Audrey S. Leigh, Esq., Facsimile No.: (212) 253-4047 and William T. Goldberg, Esq., Facsimile No.: (617) 801-8978; (ii) if to Sales Agent to: [_________], with a copy (which shall not constitute notice) to: McDermott Will & Emery LLP, 415 Mission Street, Suite 5600, San Francisco, CA 94105, Attention: Peter T. Healy, Esq., Facsimile No.: (628) 877-0107, (iii) if to the Forward Seller: [_________] with a copy (which shall not constitute notice) to: McDermott Will & Emery LLP, 415 Mission Street, Suite 5600, San Francisco, CA 94105, Attention: Peter T. Healy, Esq., Facsimile No.: (628) 877-0107 and (iv) if to the Forward Purchaser: [_________] with a copy (which shall not constitute notice) to: McDermott Will & Emery LLP, 415 Mission Street, Suite 5600, San Francisco, CA 94105, Attention: Peter T. Healy, Esq., Facsimile No.: (628) 877-0107.

Section 9.04     Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

Section 9.05     Amendment and Waiver. This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification, supplement, restatement or waiver is sought to be enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

Section 9.06     No Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company, Sales Agent, the Forward Seller or the Forward Purchaser. Any purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and, to the extent provided in Article VI, the controlling persons, officers and directors referred to in Article VI. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth in Article VI or elsewhere in this Agreement.

Section 9.07     Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 9.08     Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

Section 9.09     Titles and Headings. Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

Section 9.10     Governing Law; Jurisdiction. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court located in the Borough of Manhattan, and the Company agrees to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each party waives (to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.

Section 9.11     Waiver of Jury Trial. Each of the Company, Sales Agent, the Forward Seller and the Forward Purchaser hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the Master Forward Confirmation or any transaction contemplated hereby or thereby.

Section 9.12     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

Section 9.13     Adjustments for Stock Splits, etc. The parties acknowledge and agree that share related numbers contained in this Agreement (including the minimum Floor Price) shall be equitably adjusted by Sales Agent to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.

Section 9.14     No Fiduciary Duty. The Company acknowledges and agrees that each of Sales Agent, the Forward Seller and the Forward Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the transactions contemplated hereby or by the Master Forward Confirmation) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person and will not claim that Sales Agent, the Forward Seller or the Forward Purchaser is acting in such capacity in connection with the transactions contemplated hereby. None of Sales Agent, the Forward Seller or the Forward Purchaser and their respective Affiliates shall have obligations to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement and the Master Forward Confirmation, and each of Sales Agent, the Forward Seller and the Forward Purchaser and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company. Additionally, none of Sales Agent, the Forward Seller or the Forward Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. In addition, each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Article VI, and is fully informed regarding such provisions. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and none of Sales Agent, the Forward Seller or the Forward Purchaser and their respective Affiliates shall have responsibility or liability to the Company with respect thereto. Any review by Sales Agent, the Forward Seller or the Forward Purchaser of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be and shall not be on behalf of the Company.

Section 9.15     Recognition of the U.S. Special Resolution Regimes.

(a)     In the event that any Sales Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Sales Agent of this Agreement, and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)     In the event that any Sales Agent that is a Covered Entity or a BHC Act Affiliate of such Sales Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Sales Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 9.15:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)      a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii)     a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R §47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 9.16     Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Sales Agent is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Sales Agent to properly identify its clients.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

AVALONBAY COMMUNITIES, INC., as Company

By:
Name:
Title:

[Signature Page to Amended and Restated Sales Agency Financing Agreement]

[__________], as Sales Agent

By:
Name:
Title:

[Signature Page to Amended and Restated Sales Agency Financing Agreement]

[_________], as Forward Seller

By:
Name:
Title:

[_________], as Forward Purchaser

By:
Name:
Title:

[Signature Page to Amended and Restated Sales Agency Financing Agreement]

EXHIBIT A

TRANSACTION NOTICE

__________________, 20

[_________]

[_________]

[_________]

Attention:	Registration Department

E-mail:	[_________]

Reference is made to the Amended and Restated Sales Agency Financing Agreement among AvalonBay Communities, Inc. (the “Company”), [_________] (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares thereunder, “Sales Agent,” and [_________], to the extent applicable, in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder, the “Forward Seller”), and [_________]., as counterparty under any Forward Confirmation (the “Forward Purchaser”), dated as of January 17, 2023 (the “Sales Agency Financing Agreement”). Capitalized terms used in this Transaction Notice without definition shall have the respective definitions ascribed to them in the Sales Agency Financing Agreement. This Transaction Notice relates to [an “Issuance”]1 [a “Forward”]2. The Company confirms that all conditions to the delivery of this Transaction Notice are satisfied as of the date hereof.

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Sales Agency Financing Agreement is true and correct on the date hereof, and that the Prospectus and the General Disclosure Package, including the documents incorporated by reference therein, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Effective Date of Delivery of Transaction Notice (determined pursuant to Section 2.03(b) of the Sales Agency Financing Agreement):

1 Insert for a Transaction Notice that relates to an “Issuance.”

2 Insert for a Transaction Notice that relates to a “Forward.”

Number of Days in [Issuance]3 [Forward Hedge]4 Selling Period:

First Date of [Issuance]5 [Forward Hedge]6 Selling Period:

[Issuance]7 [Forward Hedge]8 Amount:     $________________

[Forward Hedge Selling Commission Rate: _______%

Forward Price Reduction Dates	Forward Price Reduction Amounts

____________________	$________________

____________________	$________________

Regular Dividend Amounts:

For any calendar quarter ending on or prior to [December 31, 20[__]]:	$[___]
For any calendar quarter ending after [December 31, 20[__]]:	$[___]][9]

[Term:             [Days][Months]]10:      ________________

Floor Price (Adjustable by Company during the [Issuance]11 [Forward Hedge]12 Selling Period, and in no event less than $1.00 per share): $ ____ per share

Comments:  ________________________________________________________________________________________________________________

3 Insert for a Transaction Notice that relates to an “Issuance.”

4 Insert for a Transaction Notice that relates to a “Forward.”

5 Insert for a Transaction Notice that relates to an “Issuance.”

6 Insert for a Transaction Notice that relates to a “Forward.”

7 Insert for a Transaction Notice that relates to an “Issuance.”

8 Insert for a Transaction Notice that relates to a “Forward.”

9 Insert for a Transaction Notice that relates to a “Forward.”

10 Insert for a Transaction Notice that relates to a “Forward.”

11 Insert for a Transaction Notice that relates to an “Issuance.”

12 Insert for a Transaction Notice that relates to a “Forward.”

A-2

AVALONBAY COMMUNITIES, INC.

By:
Name:
Title: [CEO, President, Chief Financial Officer or Vice President]

A-3

SCHEDULE 1

Sales Agent

[_________]

Attention:	[_________]
E-mail:	[_________]
Address:	[_________] [_________]

Forward Seller

[_________]

Attention:	[_________]
E-mail:	[_________]
Address:	[_________] [_________]

Forward Purchaser

[_________]

Attention:	[_________]
E-mail:	[_________]
Address:	[_________] [_________]

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AVALONBAY COMMUNITIES, INC.

Kevin P. O’Shea

Telephone:
Facsimile:
E-mail:
Address:	4040 Wilson Blvd., Suite 1000 Arlington, Virginia 22203

Edward M. Schulman, Esq.

Telephone:
Facsimile:
E-mail:
Address:	4040 Wilson Blvd., Suite 1000 Arlington, Virginia 22203

Michael Simel

Telephone:
Facsimile:
E-mail:
Address:	4040 Wilson Blvd., Suite 1000 Arlington, Virginia 22203

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